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                                                                    EXHIBIT 4.11



                SECOND AMENDED AND RESTATED SECURITY AGREEMENT
                ----------------------------------------------
                              (Third Party Pledge)



     THIS AMENDED AND RESTATED SECURITY AGREEMENT ("Security Agreement"), made as of this 30th day of May, 1996, by and between Tower Automotive, Inc., f/k/a Tower Holding Corp., a Michigan corporation ("Company"), and Comerica Bank, a Michigan banking corporation, in its capacity as Collateral Agent for and on behalf of the Lenders (as defined below) (in such capacity, the "Collateral Agent") located at 500 Woodward Avenue, Detroit, Michigan 48226.

     RECITALS:

     A. Company executed and delivered to Comerica Bank, as agent for the Banks (defined below) ("Agent"), an Amended and Restated Security Agreement dated as of January 16, 1996 (the "Prior Security Agreement"), granting Comerica Bank, as Agent, a security interest in and lien on Company's shares of the capital stock of Borrower (as defined below) a security for the obligations of R.J. Tower Corporation, a Michigan corporation ("Borrower") to Comerica Bank, as Agent under that certain Third Amended and Restated Credit Agreement dated as of January 16, 1996, among the Borrower, each of the financial institutions, including any of such financial institutions acting as the Swing Line Bank thereunder (collectively, the "Banks") and Agent.

     B. Company is the direct owner of 100% of the outstanding common stock of Borrower.

     C. Pursuant to the First Amendment to the Third Amended and Restated Credit Agreement dated as of May 30, 1996 among the Borrower, the Banks and the Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Banks and the Agent have agreed to amend the Credit Agreement by, among other things, increasing the Revolving Credit Aggregate Commitment and making certain other amendments.

     D. Pursuant to the separate Note Agreements dated as of May 31, 1996 (as such agreements may be amended, supplemented or otherwise modified from time to time, the "Note Agreements"), between the Borrower and the Purchasers named in
Schedule I thereto (the "Purchasers") relating to the sale by the Mortgagor of
(a) its $40,000,000 7.65% Senior Secured Notes, Series A, due June 1, 2006 and
(b) its $25,000,000 7.82% Senior Secured Notes, Series B, due June 1, 2008 issued thereunder (together, the "Senior Notes") named therein (such Purchasers, together with all subsequent holders of the Senior Notes, the "Senior Note Holders"), the Borrower has
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agreed to sell to such purchasers the Senior Notes in the aggregate principal amount of Sixty Five Million Dollars ($65,000,000).

     E. Pursuant to and in accordance with the Credit Agreement and the Note Agreements (together, the "Agreements"), the Banks and the Senior Note Holders (collectively, with their respective successors and assigns, the "Lenders") have required that Company provide to Agent, as Collateral Agent for the equal and ratable benefit of the Lenders according to the terms of the Intercreditor Agreement (as defined below), a security interest in and lien on Company's shares of the capital stock of Borrower as security for Borrower's obligations under the Revolving Credit, the Swing Line, the Credit Agreement (including any Letters of Credit issued thereunder), the Note Agreements, the Senior Notes, and the other documents, instruments, certificates or agreements executed by Borrower pursuant to or in connection with any such document or the Agreements, as such documents may be amended or otherwise modified from time to time (collectively herein, the "Loan Documents").

     F. Company and Agent desire to amend and restate the Prior Security Agreement to reflect the events set forth in the foregoing recitals.

     G. Agent is acting as Collateral Agent for the Lenders pursuant to Section ___ of that certain Intercreditor and Collateral Agency Agreement dated as of May 31, 1996 by and among Borrower, Agent as Collateral Agent and the Lenders (as amended from time to time, the "Intercreditor Agreement").

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     Company hereby assigns, transfers, delivers and pledges to the Collateral Agent, for the equal and ratable benefit of the Lenders, the following securities and stocks:

     1,723 shares of the capital stock of R.J. Tower Corporation, a Michigan corporation ("Borrower") and all other shares of Borrower now owned or hereafter acquired by Company.

     Company grants the Collateral Agent, for the equal and ratable benefit of the Lenders, a security interest in all of the above property, and all property substituted therefor or for any part thereof, all records (including computer software) pertaining thereto and all interest, dividends, increase, profits, new

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securities or other increments, distributions or rights of any kind received on account of this property, products or proceeds thereof (whether cash or non-cash proceeds) resulting from any sale or exchange or transfer thereof or arising by virtue of ownership thereof (such as, but not limited to, the rights to additional or other securities or property upon any corporate reorganization, merger, consolidation, liquidation or dissolution, offering of stock rights, stock split or stock or liquidating dividend or the rights to any goods evidenced by such property or insurance proceeds with respect thereto), and all subscription, voting and preferential rights, all said property, products and proceeds herein called the "Collateral." The creation of a security interest in proceeds is not to be construed to give Company any right to dispose of the Collateral. Company warrants that Company has clear title to the Collateral, free from any liens, claims or encumbrances except the security interest created by this Security Agreement, and has full power and authority to execute and perform this Security Agreement.

     The security interest created herein is given as security for:

     1. All of Borrower's obligations contained in or arising under or in connection with the Credit Agreement and the Notes issued by it from time to time pursuant to the Credit Agreement, the Note Agreements and the Senior Notes and all obligations of the Borrower and each of the Account Parties contained in or arising under the other Loan Documents executed by it;

     2. All obligations of Borrower under any and all Hedging Transactions (as defined in the Credit Agreement) entered into by the Borrower pursuant to an Interest Rate Protection Agreement (as defined in the Credit Agreement) entered into between the Borrower and any Bank or any Affiliate of a Bank; and

     3. The obligations of Company, Borrower or any Account Party for payment of all sums hereafter loaned, paid out, expended or advanced by or for the account of the Lenders (or any of them) or by the Collateral Agent under the terms of this Security Agreement, the Credit Agreement, the Note Agreements, the Senior Notes, or the other Loan Documents, in connection with the Collateral or any of the documents or instruments described in this Security Agreement, the Agreements or the other Loan Documents; together with interest thereon; and also as security for all other indebtedness and liabilities, whether direct, indirect, absolute or contingent, owing by the Borrower or any Account Party to the Collateral Agent or the Lenders in any manner under the Credit Agreement, the Note Agreements, the Senior Notes or the other Loan

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Documents, which hereafter become due, or that may hereafter be incurred by the Borrower or any Account Party to or acquired (pursuant to the Credit Agreement, the Note Agreements, the Senior Notes or the other Loan Documents) by the Collateral Agent, the Agent or the Lenders, and all other future obligations of the Company or any Account Party to the Collateral Agent, or the Lenders, their successors and assigns, howsoever created, arising or evidenced, whether joint or several, direct or indirect, absolute or contingent, primary or secondary, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all replacements, consolidations, amendments, renewals or extensions of the foregoing (collectively herein called the "Several Obligations").

     All capitalized terms used but not defined herein shall have the meaning set forth in the Intercreditor Agreement and if not defined therein, then as defined in the Credit Agreement or the Note Agreements or the other Loan Documents, as applicable. Except as otherwise provided herein, all other terms used in this Security Agreement shall have the meanings given under Article 9 of the Michigan Uniform Commercial Code, or in any other article, if not defined in
Article 9. Michigan Uniform Commercial Code shall mean Act 174 of the Michigan Public Acts of 1962, as amended from time to time.

     Company agrees to keep the Collateral free at all times from any and all claims, liens, security interests, and encumbrances other than those in favor of Collateral Agent, for the equal and ratable benefit of the Lenders.

     Company will execute such endorsements or assignments of the Collateral as Collateral Agent may reasonably request.

     Collateral Agent agrees to use reasonable care in the custody and preservation of Collateral in its possession but assumes no duty to take steps necessary to preserve rights against prior parties.

     So long as no Default (as defined below) shall have occurred and be continuing, Company shall be entitled to receive and collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral.

     At any time following the occurrence and during the continuance of Default (as defined below) and without notice, Collateral Agent may, subject to the terms of the Intercreditor

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Agreement (a) cause the Collateral or any portion of it to be transferred to its name or to the name of its nominee or nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Several Obligations, the manner and distribution of the application to be in accordance with the terms of the Intercreditor Agreement; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and apply the property or money so received in accordance with the provisions of the Intercreditor Agreement.

     There shall be a default ("Default") under this Security Agreement if there shall occur an Event of Default, as such term is defined in either the Credit Agreement or the Note Agreements. Following the occurrence and during the continuation of a Default, the Collateral Agent may, subject to the terms of the Intercreditor Agreement, to the extent permitted by applicable law, enforce its security interest in the Collateral by retaining the Collateral in satisfaction of the Several Obligations, by public or private sale of all or any part of the Collateral or by exercising any other remedy provided by law or applicable agreement. The parties agree that five days written notice sent by ordinary mail to Company at the address designated below shall be deemed reasonable notice of any disposition of the Collateral, should notice be required by law.

     Subject to the terms of the Credit Agreement, the Note Agreements and the Intercreditor Agreement, as the case may be, the Lenders may assign any of the Several Obligations and Collateral Agent may assign its interest as Collateral Agent and deliver all or any part of the Collateral to its assignee, who then shall have with respect to the Collateral so delivered all the rights and powers of the Collateral Agent under this Security Agreement and after that the Collateral Agent shall be fully discharged from all liability and responsibility with respect to the Collateral so delivered.

     If Collateral Agent redelivers Collateral to Company or Company's designee for the purpose of

(a)  the ultimate sale or exchange thereof, or

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(b)  presentation, collection, renewal, or registration of transfer thereof,

such redelivery shall be in trust for the benefit of Collateral Agent and the Lenders and shall not constitute a release of Collateral Agent's security interest therein or in the proceeds or products thereof unless Collateral Agent specifically so agrees in writing. If Company requests any such redelivery, Company will deliver with such request a duly executed financing statement in form and substance satisfactory to Collateral Agent. Any proceeds of Collateral coming into the Company's possession as a result of any such redelivery shall be held in trust for Collateral Agent for the equal and ratable benefit of the Lenders and forthwith delivered to Collateral Agent for application on the Several Obligations in accordance with the terms of the Intercreditor Agreement. Subject to the terms of the Intercreditor Agreement, Collateral Agent may deliver the Collateral or any part of the Collateral to Company, and such delivery by Collateral Agent shall discharge Collateral Agent from any and all liability or responsibility for such Collateral.

     Company waives notice of acceptance of this Security Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of demand, notice of intent to demand, notice of acceleration, notice of intent to accelerate, notice of default and diligence in collecting any Several Obligations, and agrees that the Collateral Agent and the Lenders may modify the terms of borrowing, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any part or all of any Several Obligations, or permit the Borrower to incur additional Several Obligations, all without notice to Company and without affecting in any manner the Collateral Agent's rights under this Security Agreement. Company further waives any and all other notices to which Company might otherwise be entitled. Company acknowledges and agrees that the Collateral Agent's rights under this Security Agreement are not conditioned upon pursuit by the Collateral Agent of any remedy the Collateral Agent or any of the Lenders may have against the Borrower or any other person or any other security. No invalidity, irregularity or unenforceability of any part or all of the Several Obligations or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reasons, and no defense or setoff available at any time to the Borrower, shall impair, affect or be a defense or setoff to the Collateral Agent's rights under this Security Agreement.

     Company delivers this Security Agreement based solely on the Company's independent investigation of (or decision not to

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investigate) the financial condition of the Borrower and the Account Parties and is not relying on any information furnished by the Collateral Agent or any of the Lenders. Company assumes full responsibility for obtaining any further information concerning the Borrower's and each of the Account Parties' financial condition, the status of the Several Obligations or any other matter which Company may deem necessary or appropriate now or later. Company waives any duty on the part of the Collateral Agent and each of the Lenders, and agrees that it is not relying upon nor expecting the Collateral Agent or any of the Lenders, to disclose to Company any fact now or later known by the Collateral Agent, whether relating to the operations or condition of the Borrower or any Account Party, the existence, liabilities or financial condition of any guarantor of the Several Obligations, the occurrence of any default with respect to the Several Obligations, or otherwise, notwithstanding any effect such fact may have upon Company's risk under this Security Agreement or the Company's rights against the Borrower or any Account Party. Company knowingly accepts the full range of risk encompassed in this Security Agreement, which risk includes without limit the possibility that Borrower or any Account Party may incur Several Obligations to the Collateral Agent or any of the Lenders after the financial condition of the Borrower or any Account Party, or Borrower's or any Account Party's ability to pay debts as they mature, has deteriorated.

     Company represents that: (a) neither the Collateral Agent nor any Lender has made any representation to Company as to the creditworthiness of the Borrower or any Account Party; and (b) Company has established adequate means of obtaining from the Borrower or any Account Party on a continuing basis financial and other information pertaining to the Borrower's or any Account Party's financial condition. Company acknowledges that neither Collateral Agent nor any Lender has any obligation to keep Company adequately informed of any facts, events or circumstances which might in any way affect the risks of Company under this Security Agreement.

     Company acknowledges that the effectiveness of this Security Agreement is not conditioned on any or all of the Several Obligations being guaranteed by anyone else. Subject to the terms of the Intercreditor Agreement, Collateral Agent, in its sole discretion, without notice to Company, may release, exchange, enforce and otherwise deal with any security now or later held by the Collateral Agent for payment of the Several Obligations without affecting in any manner the Collateral Agent's rights under this Security Agreement. Company acknowledges and agrees that neither the Collateral Agent nor any of the Lenders has any obligation to acquire or perfect any lien on or security interest in any

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asset(s), whether realty or personalty, to secure payment of the Several
Obligations, and Company is not relying upon assets in which Collateral Agent or any of the Lenders has or may have a lien or security interest for payment of the Several Obligations.

     Company irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Borrower or any Account Party (or any other guarantor) with respect to this Security Agreement, whether these rights arise under an express or implied contract or by operation of law. It is the intention of the parties that Company shall not be (or be deemed to be) a "creditor" (as defined in Section 101 of the Federal Bankruptcy Code, as the same may be amended) of the Borrower or any Account Party (or any other guarantor) by reason of the existence of this Security Agreement in the event that the Borrower or any Account Party becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce the Collateral Agent and the Lenders to enter into certain written contracts with the Borrower and the Account Parties included in the Several Obligations. Company warrants and agrees that none of Collateral Agent's or any of the Lenders' rights, remedies or interests shall be directly or indirectly impaired because of any of Company's status as an "insider" or "affiliate" of the Borrower or any Account Party, and Company shall take any action or refrain from taking any action, and shall execute any document, which the Collateral Agent may request in order to effectuate this warranty to the Collateral Agent.

     Company may terminate the Collateral Agent's rights under this Security Agreement as to future extensions of credit which would otherwise constitute Several Obligations (except as provided below) by (and only by) delivering written notice to an officer of the Collateral Agent and receiving from an officer of the Collateral Agent written acknowledgment of the delivery; provided, the termination shall not be effective until the opening of business on the forty-fifth (45th) day following written acknowledgment of delivery. Any termination shall not affect in any way the Collateral Agent's or any Lender's rights under this Security Agreement as to any Several Obligations existing at the effective date of termination of any Several Obligations created after that pursuant to any commitment or agreement of the Collateral Agent or any Lender or any Borrower or any Account Party loan with the Collateral Agent or any Lender existing at the effective date of this termination (whether later advances or readvances by the Lender are optional or obligatory), or any modifications, extensions or renewals of any Several Obligations, whether in whole or in part, and as to all this Several Obligations and

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modifications, renewals and extensions of it, this Security Agreement shall continue to be effective until the same shall have been fully paid in cash.

     Notwithstanding any prior revocation, termination, surrender, or discharge of this Security Agreement in whole or part, the effectiveness of this Security Agreement shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by the Collateral Agent or any of the Lenders in respect of the Several Obligations is returned, disgorged, or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Security Agreement shall be enforceable against Company as if the returned, disgorged, or rescinded payment or credit had not been received or given by the Collateral Agent or such Lender, and whether or not the Collateral Agent or such Lender relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against the Collateral Agent or any of the Lenders relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to the Collateral Agent or any of the Lenders for the Several Obligations, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by the Collateral Agent or any of the Lenders of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of the Collateral Agent or any of the Lenders), in which case this Security Agreement shall be enforceable to the extent of all liability, costs and expenses (including without limit reasonable attorneys' fees) incurred by the Collateral Agent or any of the Lenders as the direct or indirect result of any environmental condition or hazardous or toxic substances. For purposes of this Security Agreement, "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and "hazardous or toxic substances" shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities. Company will comply in all material respects with all statutes, laws, ordinances and regulations relating to the Collateral, including without limitation any registration requirements and all federal, state and local environmental protection, toxic substance and other similar laws and regulations applicable to Company's business or to any of the Collateral or any premises where any of the Collateral is

                                       9
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located (Company hereby representing and warranting that, as of the date hereof, it is in compliance with all such laws and regulations), and hold harmless and indemnify Collateral Agent and each of the Lenders from and against any and all liability or claims asserted against or suffered by Collateral Agent or any of the Lenders as a result of any failure by Company to comply with this paragraph (or any misrepresentation or breach of warranty hereunder), such indemnity to survive any payoff and discharge of the Several Obligations.

     Company shall take or cause to be taken and execute or cause to be executed all financing statements, endorsements, assignments and other writings requested by Collateral Agent to establish, maintain, reinstate, and/or continue the perfected and first priority status of the security interest of Collateral Agent in the Collateral or implement or further effectuate the terms or purpose of this Security Agreement, although the failure of Company to do so shall not affect in any way Collateral Agent's perfected and first priority security interest in the Collateral, and will on demand pay all costs and expenses of filing and recording, including the costs of any record searches, deemed necessary by Collateral Agent from time to time, to establish or determine the validity and the priority of Lender's security interest. Company further makes, constitutes and appoints Collateral Agent its true and lawful attorney-in-fact with full power of substitution to take any action in furtherance of this Security Agreement, including, without limitation, the signing of financing statements, endorsing of instruments, and the execution and delivery of all documents and agreements necessary to obtain or accomplish any protection for or collection or disposition of any part of the Collateral. Such appointment shall be deemed irrevocable and coupled with an interest and may be exercised only at any time following the occurrence and during the continuance of a Default.

     Company waives any right to require the Collateral Agent or any of the Lenders to: (a) proceed against any person, including without limit the Borrower or any Account Party (b) proceed against or exhaust any security held from the Borrower or any Account Party or any other person; (c) pursue any other remedy in the Collateral Agent's or any of the Lenders' power; or (d) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of Several Obligations held by the Collateral Agent or any of the Lenders as security, in connection with any other obligations or evidences of Several Obligations which continues in whole or in part of the Several Obligations secured under this Security Agreement, or in connection with the creation of new or additional Several Obligations.

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     Company waives any defense based upon or arising by reason of (a) any disability or other defense of the Borrower, any Account Party or any other person; (b) the cessation or limitation from any cause, other than final and irrevocable payment in full, of the Several Obligations; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrower or any Account Party or any defect in the formation of the Borrower or any Account Party; (d) the application by the Debtor of the proceeds of any Several Obligations for purposes other than the purposes represented by the Borrower or any Account Party to Collateral Agent or any of the Lenders or intended or understood by the Collateral Agent or any Account Party, the Lenders or Company; (e) any act or omission by the Collateral Agent or any of the Lenders which directly or indirectly result in or aids the discharge of the Borrower or any Account Party or any Several Obligations by operation of law or otherwise; or (f) any modification of the Several Obligations, in any form, including without limit the renewal, extension, acceleration or other change in time for payment of the Several Obligations, or other change in the terms of Several Obligations or any part of it, including without limit increase or decrease of the rate of interest. Company waives any defense Company may have based upon any election of remedies by the Collateral Agent or any of the Lenders which destroys Company's subrogation rights or Company's right to proceed against the Borrower or any Account Party for reimbursement, including without limit any loss of rights Company may suffer by reason of any rights, powers or remedies of the Borrower of any Account Party in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Several Obligations.

     Company acknowledges that the Collateral Agent, subject to the terms of the Intercreditor Agreement, has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Several Obligations and any related obligations, including without limit this Security Agreement. To the extent and in connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, the Collateral Agent or any of the Lenders may disclose all documents and information which the Collateral Agent or any of the Lenders now has or later acquires relating to Company, the Several Obligations or this Security Agreement, however obtained. Company further agrees that the Collateral Agent or any of the Lenders may disclose the documents and information to the Borrower or any Account Party.

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     This Security Agreement constitutes the entire agreement of Company and the
Collateral Agent with respect to the subject matter of this Security Agreement. No waiver, consent, modification, or change of the terms of this Security Agreement shall bind Company or Collateral Agent unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification, or change shall be effective only in the specific instance and for the specific purpose given. This Security Agreement shall inure to the benefit of Collateral Agent, each of the Lenders and their successors and assigns. This Security Agreement shall be binding on Company and Company's successors, and assigns, including without limit any debtor in possession or trustee in bankruptcy for Company. Company has entered into this Security Agreement in good faith for the purpose of inducing the Lenders to extend credit to make other financial accommodations to Borrower and the Account Parties and Company acknowledges that the terms of this Security Agreement are reasonable.
If any provision of this Security Agreement is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF MICHIGAN.

     Company agrees to reimburse the Collateral Agent for any and all costs and expenses (including without limit court costs, legal fees, and reasonable attorney fees whether inside or outside counsel is used, whether or not suit is instituted and, if instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise and audit expenses) incurred in enforcing any of the duties and obligations of Company or rights of the Collateral Agent under this Security Agreement, except, however, costs and expenses arising solely as a result of the gross negligence or willful misconduct by Collateral Agent.

     Company's chief executive office is located at the address specified below. Company will give Collateral Agent not less than 30 days prior written notice of all contemplated changes in Company's name, legal structure, chief executive office, or in the location of the Collateral or Company's records concerning same and, prior to making any such changes, file or cause to be filed all financing statements or amendments necessary or appropriate to establish and maintain a valid first priority security interest in all the Collateral for Collateral Agent.

     Notices to the parties under this Security Agreement shall be given (and shall be deemed given) in accordance with Section 11 of the Intercreditor Agreement, at address for each party set forth

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herein or at such other address of a party as designated in writing by such party.

     In the event of any express conflict between the terms and provisions of this Security Agreement and the terms and provisions of the Agreements, the terms and provisions of the Agreements (and, as among the Lenders, but not otherwise, the Intercreditor Agreement) shall control.

     WAIVER OF JURY TRIAL. THE COLLATERAL AGENT AND THE COMPANY AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, AND THE LENDERS BY THEIR ACCEPTANCE OF THE BENEFITS HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE COLLATERAL AGENT, NOR COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE COLLATERAL AGENT OR COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

     This Security Agreement amends and restates in its entirety the Prior Security Agreement, provided, however, nothing contained herein shall impair the liens and security interests established or continued thereby which liens and security interests shall continue in full force and effect.

     Company hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Security Agreement and Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Company irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Company at its address specified below or by certified mail directed to such address or such other address as may be designated by Company in any notice to that complies as to delivery with the terms of Section 14.6 of the Credit Agreement. Nothing in this paragraph shall affect the right of the Lenders and the Collateral Agent to serve process in any other manner permitted

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

by law or limit the right of the Lenders or the Collateral Agent (or any of them) to bring any such action or proceeding against Company or any of its property in the courts of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     Notwithstanding anything to the contrary set forth in this Security Agreement, the total obligations of Company hereunder shall be limited to Collateral Agent's enforcement of its rights and remedies under this Security Agreement with respect to its liens and security interests in the Collateral.


                                    TOWER AUTOMOTIVE, INC., f/k/a Tower Holding
                                    Corp., a Michigan corporation



                                    By: /s/ Anthony A. Barone
                                       ___________________________
                                       Anthony A. Barone

                                    Its:


Address:

4508 IDS Center
Minneapolis, MN 55402

Attention: Scott Rued
           Robert R. Hibbs



Accepted and Approved:

COMERICA BANK, as Collateral Agent for the Lenders



By: /s/ David B. Marvin
   __________________________________
     David B. Marvin

Its: Vice President

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